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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

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         14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                        MORTON'S RESTAURANT GROUP, INC
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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         From:    KEKST AND COMPANY                        July 9, 2002
                  Lissa Perlman
                  David Lilly
                  437 Madison Avenue
                  New York, NY  10022-7001
                  (212) 521-4800

         For:     MORTON'S RESTAURANT GROUP, INC.          For Immediate Release
                  3333 New Hyde Park Road                  ---------------------
                  New Hyde Park, NY  11042
                  (516) 627-1515
                  www.mortons.com

         Contact: THOMAS J. BALDWIN, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                  ------------------------------------------------------------
                  OFFICER, MORTON'S RESTAURANT GROUP, INC.
                  ----------------------------------------

         CASTLE HARLAN OFFERS TO AMEND MERGER AGREEMENT TO INCREASE MERGER
         ------------------------------------------------------------------
         CONSIDERATION TO $16.00 PER SHARE.
         ----------------------------------

         New Hyde Park, NY.... Morton's Restaurant Group, Inc. (NYSE:MRG) today announced that Castle Harlan has offered to amend its merger agreement to increase the merger consideration to $16.00 per share. On July 9, 2002, as required under the Castle Harlan merger agreement, Morton's notified Castle Harlan that Morton's had received, on that date, a revised offer from an affiliate of Carl Icahn to purchase Morton's at $16.00 per share and to remove the closing condition, which had been previously removed by Castle Harlan, that would have otherwise required Morton's to obtain prior to closing all authorizations necessary to maintain liquor licenses following consummation of the merger. Morton's stated that the offers have been referred to the Special Committee of the Board of Directors and its advisors for evaluation. Pursuant to the terms of the Castle Harlan merger agreement, unless the Special Committee determines that the Icahn offer is superior, the Company is required to accept the Castle Harlan offer.

         FORWARD-LOOKING STATEMENTS
         --------------------------

         EXCEPT FOR THE HISTORICAL INFORMATION CONTAINED IN THIS NEWS RELEASE, THE MATTERS ADDRESSED ARE FORWARD-LOOKING STATEMENTS THAT INVOLVE CERTAIN RISKS AND UNCERTAINTIES, INCLUDING BUT NOT LIMITED TO, GENERAL

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         ECONOMIC CONDITIONS, COMPETITIVE ACTIVITIES, THE COMPANY'S EXPANSION
         PLANS AND RESTAURANT PROFITABILITY LEVELS AND OTHER MATTERS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S PUBLIC REPORTS AND SEC FILINGS. ACTUAL RESULTS MAY VARY.

         ADDITIONALLY, THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES RELATING TO THE PROPOSED MERGER AND OTHER FUTURE EVENTS, INCLUDING WHETHER AND WHEN THE PROPOSED MERGER WILL BE CONSUMMATED. A VARIETY OF FACTORS COULD CAUSE ACTUAL EVENTS OR RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY THE FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO, RISKS THAT STOCKHOLDER APPROVAL AND MATERIAL THIRD PARTY CLEARANCES MAY NOT BE OBTAINED IN A TIMELY MANNER OR AT ALL, THAT AN ORDER OR INJUNCTION MAY BE IMPOSED PROHIBITING OR DELAYING THE MERGER AND THAT ANY OTHER CONDITIONS TO THE MERGER MAY NOT BE SATISFIED OR WAIVED. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION.

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